EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Form S-3 (No. 333-257799) of Vital Energy, Inc.,
(2)Form S-3 (No. 333-260479) of Vital Energy, Inc.,
(3)Form S-3 (No. 333-263752) of Vital Energy, Inc.,
(4)Form S-3 (No. 333-271095) of Vital Energy, Inc.,
(5)Form S-3 (No. 333-275259) of Vital Energy, Inc.,
(6)Form S-3 (No. 333-275347) of Vital Energy, Inc.,
(7)Form S-3 (No. 333-275348) of Vital Energy, Inc.,
(8)Form S-3 (No. 333-276380) of Vital Energy, Inc.,
(9)Form S-3 (No. 333-277079) of Vital Energy, Inc.,
(10)Form S-8 (No. 333-178828) pertaining to the Vital Energy, Inc. Omnibus Equity Incentive Plan,
(11)Form S-8 (No. 333-211610) pertaining to the Vital Energy, Inc. Omnibus Equity Incentive Plan,
(12)Form S-8 (No. 333-231593) pertaining to the Vital Energy, Inc. Omnibus Equity Incentive Plan, and
(13)Form S-8 (No. 333-256431) pertaining to the Vital Energy, Inc. Omnibus Equity Incentive Plan;

of our reports dated March 11, 2024, with respect to the consolidated financial statements of Vital Energy, Inc. and the effectiveness of internal control over financial reporting of Vital Energy, Inc. included in this Annual Report (Form 10-K) of Vital Energy, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
March 11, 2024